                 Exhibit 23.2 - Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 22, 1996 (except Note 12, as to which the date is January 22, 1997) in Amendment No. 2 to the Registration Statement (Form
S-4 No. 333-21819) and related Prospectus of LDM Technologies, Inc. for the registration of $110,000,000 of its 10 3/4% Senior Subordinated Notes due
2007, Series B.

                                                ERNST & YOUNG LLP

Detroit, Michigan
April 15, 1997